Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-257380) and the Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (No. 333-278992) of our reports dated February 27, 2025, relating to the financial statements of First Advantage Corporation and the effectiveness of First Advantage Corporation’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Atlanta, GA

February 27, 2025